EXHIBIT 99.1

For Immediate Release

Terra Tech Corp. Secures Equity Line With Magna Equities II, LLC

Irvine, Jan. 6, 2015 (GLOBE NEWSWIRE) -- Terra Tech Corp. (TRTC) today announced that it obtained a committed equity line under which it may from time to time sell up to 57,000,000 shares of its common stock to Magna Equities II, LLC over a 24-month period following the effectiveness of a re-sale registration statement that Terra Tech filed with the Securities and Exchange Commission on December 24, 2014.  Terra Tech will determine, in its sole discretion, the timing, price and amount of the draws.  The purchase price of each share will be equal to 95% of the market price during the five consecutive trading days immediately preceding the date of the applicable draw down, with the market price equal to the average of the three lowest VWAPs of the common stock in the five trading day period immediately preceding the date of the applicable draw down notice. Terra Tech intends to use the net proceeds from any sale of common stock under the equity line to execute its growth strategy, to aid in the commercial development of its subsidiaries, and for general corporate purposes.

In connection with its execution of the equity line documents, Terra Tech issued 416,667 shares of its restricted common stock to Magna as a commitment fee.  The offer and sale of shares of common stock by Terra Tech under the equity line is and will be pursuant to an exemption from the registration requirements of Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

"We are pleased to have entered into this new equity line, which should provide us with access to additional proceeds to execute our growth strategy, further develop our subsidiaries and for general corporate purposes," said Derek Peterson, Chief Executive Officer of Terra Tech Corp.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About Terra Tech:

Terra Tech Corp. (TRTC), through its wholly-owned subsidiary GrowOp TechnologyLtd., specializes in controlled environment agricultural technologies.  The company integrates best-of-breed hydroponic equipment with proprietary software and hardware to provide sustainable solutions for indoor agriculture enterprises and home practitioners.  Our complete product line is available at specialty retailers throughout the United States, and via our website.  Through its wholly-owned subsidiary Edible Garden Corp., Terra Tech Corp. cultivates a premier brand of local and sustainably grown hydroponic produce, sold through major grocery stores such as Shoprite, Food Emporium and others throughout New Jersey, New York, Delaware, Maryland, Connecticut, and Pennsylvania.  Terra Tech's newly formed subsidiaries, MediFarm LLC, MediFarm I, LLC, and MediFarm II, LLC are focused on securing permits to operate medical cannabis businesses in locations throughout Nevada.

Cautionary Note Regarding Forward-Looking Statements:

Statements in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "anticipate", "believe", "estimate", "expect", "intend" and similar expressions, as they relate to the company or its management, identify forward-looking statements.  These statements are based on current expectations, estimates and projections about the company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict.  Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Terra Tech Corp.'s filings with the Securities and Exchange Commission.  In addition, such statements could be affected by risks and uncertainties related to Terra Tech Corp.'s (i) product demand, market and customer acceptance of its equipment and other goods, (ii) ability to obtain financing to expand its operations, (iii) ability to attract qualified sales representatives, (iv) competition, pricing and development difficulties, (v) ability to secure permits and licensing for certain of its subsidiaries' businesses; and (vi) general industry and market conditions and growth rates and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. Information on Terra Tech Corp.'s website does not constitute a part of this release.

Contact:

Bill Clayton

Independence Financial Ltd.

Toll-Free: (888) 603-2896

Email: info@terratechcorp.com